EXHIBIT 5.5
[MARSTON LETTERHEAD]
CERTIFICATE AND CONSENT

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador
(collectively referred to as the “Commissions”)

AND TO:	U.S. Securities and Exchange Commission

AND TO: AND TO:	Gold Reserve Inc. (the “Company”) Fasken Martineau DuMoulin LLP

RE:	Preliminary Short Form Prospectus of the Company, dated May 7, 2007 (the “Prospectus”), and the Registration Statement (as defined below)
I, Susan Poos, P.E. hereby certify that I am a qualified person as described in National Instrument 43-101. I am one of the authors of the technical report entitled “NI 43-101 Technical Report, Brisas Project, Venezuela, Feasibility Update” dated October 30, 2006 (the “Technical Report”) prepared for the Company, and have previously consented to the filing of the Technical Report with the Commissions. I am one of the qualified persons involved in the property evaluation and resource and reserve estimates as at October 2006 (the “Brisas Mineral Estimates”).
I further certify that I have read the disclosure derived from the Technical Report in the Prospectus and the Registration Statement, together with the documents incorporated by reference therein (collectively, the “Documents”), and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Technical Report.
I further certify that I have read the disclosure regarding the Brisas Mineral Estimates and I do not have any reason to believe that there are any misrepresentations in the information regarding the Brisas Mineral Estimates that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Brisas Mineral Estimates.
I consent to the filing of this updated Certificate and Consent in respect of the Technical Report with the Commissions and to the disclosure of the Technical Report, as well as any extracts from and summary of the Technical Report, in the Documents.
I further consent to the use of my name in connection with the preparation of the Technical Report, or portions thereof, referenced in the Registration Statement on Form F-10 filed by the Company with the U.S. Securities and Exchange Commission, as such may thereafter be amended or supplemented, and in the prospectus (including preliminary and final) contained therein (and to the inclusion and incorporation by reference of information derived therefrom).
Dated this 7th day of May, 2007.

/s/ Susan Poos

Susan Poos,
P.E.